Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
AnaptysBio, Inc.:
We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
San Diego, California
February 5, 2018